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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-84656) pertaining to the Gray Communications Systems, Inc. Capital Accumulation Plan of our report dated February 14, 1996, with respect to the consolidated financial statements and schedule of Gray Communications Systems, Inc. included in the Annual Report (Form 10-K/A-1) for the year ended December 31, 1995.

                                                               ERNST & YOUNG LLP

Columbus, Georgia
August 9, 1996